Exhibit 10.1

OPTION SURRENDER AGREEMENT

TO:	URANERZ ENERGY CORPORATION

RE:	SURRENDER OF OPTIONS

     The undersigned holder of non-qualified stock options (the “Company Options”) to acquire shares of common stock of the Company, par value $0.001, granted pursuant to the Amended 2005 Nonqualified Stock Option Plan (the “Plan”), agrees to surrender each Company Option set forth on Exhibit A hereto (the “Surrendered Options”). The undersigned has voluntarily determined to surrender the Surrendered Options, each of which has an exercise price substantially greater than the current trading price of the Company’s common stock, in order to assist the Company in attracting talented executives and employees in the future.

     Therefore, without requiring any further action on the part of the undersigned, and notwithstanding any terms of the option agreement(s) evidencing the Surrendered Options (the “Option Agreements”) to the contrary, the undersigned hereby irrevocably elects to surrender the Surrendered Options immediately upon the execution of this agreement by the undersigned.

     In connection with the surrender of the Surrendered Options, the undersign represents and warrants to the Company that (a) he or she is the beneficial and registered owner of the Surrendered Options, which are free and clear of all liens, charges, encumbrances and any other rights of others; (b) he or she has good and sufficient power, authority and right to enter into and deliver this agreement and to transfer the legal and beneficial title and ownership of the Surrendered Options to the Company, free and clear of all liens, charges and encumbrances; (c) he or she has duly executed and delivered this agreement and it constitutes a valid and legally binding obligation on him or her, enforceable against him or her in accordance with its terms; (d) there is no contract, options or any other right of another binding upon or which at any time in the future may become binding upon him or her to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Surrendered Options other than pursuant to the terms of this agreement, and (e) the undersigned has not been promised and has no expectation of any consideration for the surrender of Surrendered Options.

     In the event of a conflict between the terms of this agreement and the Plan or the applicable Option Agreement, the provisions of this agreement shall control.

Exhibit 10.1

     The undersigned acknowledges that he or she has read this agreement, understands it and voluntarily accepts its terms. The undersigned further acknowledges that this agreement is executed voluntarily and without any duress or undue influence on the part of or on behalf of the Company.

     This agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to conflicts of laws thereof. This agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signature affixed thereto were upon the same instrument.

     This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.

DATED as of the 15th of February, 2014.

_______________________________
NAME

Accepted by the Company on this 15th day of February, 2014.

URANERZ ENERGY CORPORATION

Per:

________________________________
Sandra R. MacKay
Senior Vice President and Corporate Secretary

Exhibit 10.1

Exhibit A to Surrender Agreement

Surrendered Options

Date of Option Grant	Number of Shares underlying Option	Exercise Price	Expiry Date